EXHIBIT 4.1


             INTERNATIONAL TECHNOLOGY CORPORATION

                   1996 STOCK INCENTIVE PLAN

     Section 1.   Purpose of Plan

     The purpose of this 1996 Stock Incentive Plan (''Plan'') of International Technology Corporation, a Delaware corporation (the ''Company''), is to enable the Company to attract, retain and motivate its employees and non-employee directors by providing for or increasing the proprietary interests of such employees and non-employee directors in the Company, and to enable the Company to attract, retain and motivate its non-employee directors and further align their interest with those of the shareholders of the Company by providing for or increasing the proprietary interest of such directors in the Company.


     Section 2.   Persons Eligible Under Plan

     Any person who is an employee or director of the Company or any of its subsidiaries, consultants or affiliates (an ''Eligible Person'') shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder.


     Section 3.   Awards

     (a) The Committee (as hereinafter defined), on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with an Eligible Person that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of (i) shares of Common Stock, one dollar ($1.00) par value, of the Company or of any other class of security of the Company which is convertible into shares of the Company's Common Stock (''Shares'') or (ii) a right or interest with an exercise or conversion privilege at a price related to the Shares or with a value derived from the value of the Shares, which right or interest may, but need not, constitute a ''Derivative Security,'' as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the ''Exchange Act''), as such Rule may be amended from time to time. The entering into of any such arrangement is referred to herein as the ''grant'' of an ''Award.''

     (b) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative. The terms upon which an Award is granted shall be evidenced by a written agreement executed by the Company and the Eligible Person to whom such Award is granted.

     (c) Subject to paragraph (d)(ii) below, Awards may be issued, and Shares may be issued pursuant to an Award, for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the Eligible Person.

     (d) Subject to the provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may (but need not) include, among other things:

          (i) provisions permitting the Committee to allow or require the recipient of such Award, including any Eligible Person who is a director or officer of the Company, or permitting any such recipient the right, to pay the purchase price of the Shares or other property issuable pursuant to such Award, and/or such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following means:

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     (A) the delivery of cash;

     (B) the delivery of other property deemed acceptable by the Committee;

     (C) the delivery of previously owned shares of capital stock of the Company (including ''pyramiding'') or other property; or

     (D) a reduction in the amount of Shares or other property otherwise issuable pursuant to such Award;

     (ii) provisions specifying the exercise or settlement price for any option, stock appreciation right or similar Award, or specifying the method by which such price is determined, provided that the exercise or settlement price of any option, stock appreciation right or similar Award that is intended to qualify as ''performance-based compensation'' for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the ''Code'') provided that such price shall be not less than the fair market value of a Share on the date such Award is granted;


     (iii) provisions relating to the exercisability and/or vesting of Awards, lapse and non-lapse restrictions upon the Shares obtained or obtainable under Awards or under the Plan and the termination, expiration and/or forfeiture of Awards;

     (iv) provisions conditioning or accelerating the grant of an Award or the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the exercise or settlement of a previous Award, the satisfaction of an event or condition within the control of the recipient of the Award or within the control of others, a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 7 hereof;

     (v) provisions required in order for such Award to qualify (A) as an incentive stock option under Section 422 of the Code (an ''Incentive Stock Option''), (B) as ''performance-based compensation'' under Section 162(m) of the Code, and/or (C) for an exemption from Section 16 of the Exchange Act; and/or

     (vi) provisions restricting the transferability of Awards or Shares issued under Awards.

  (e) Unless otherwise provided by the Committee, the terms of any stock option granted under the Plan shall provide:


  (i) that the term of such option shall be ten years from the date of grant;

  (ii) that if the Eligible Person to whom such option was granted (the ''Participant'') ceases to be an Eligible Person for any reason other than death, disability, or retirement the option shall not thereafter become exercisable to an extent greater than it could have been exercised on the date the Participant's status as an Eligible Person ceased, and that on the death or disability of a Participant the option shall become fully exercisable;

  (iii) that (a) upon the retirement of the Participant the option shall fully vest and shall expire on the expiration date set forth in the option agreement; (b) upon the death or disability of the Participant the option shall fully vest and shall expire one year from the termination of the Participant's employment, (c) upon a termination for cause of the Participant no unvested portion of the option shall thereafter vest and the option shall expire one month from the termination of Participant's employment, and (d) upon the Participant's cessation to be an Eligible Person for any reason other than the foregoing, no unvested portion of the option shall thereafter vest and the option shall expire ninety (90) days after the termination of Participant's employment; and

  (iv) that the option shall not be assignable or otherwise transferable except by will or by the laws of descent and distribution or pursuant to a domestic relations order, and during the lifetime of the Participant, the option shall be exercisable only by the Participant or the transferee under a domestic relations order.

  (f) The exercise price of any stock option granted under the Plan shall not be less than 100% of the market value of a share of Common Stock on the date the option is granted;
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  (g) The Committee may establish the performance criteria and level of achievement versus these criteria which shall determine the target and maximum amount payable under an Award, which criteria may be based on financial performance and/or personal performance evaluations. Notwithstanding anything to the contrary herein, the performance criteria for any Award that is intended by the Committee to satisfy the requirements for ''performance-based compensation'' under Code
Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria (as defined below) selected by the Committee and specified at the time the Award is granted. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied prior to payment or settlement of any Award that is intended by the Committee to satisfy the requirements for ''performance-based compensation'' under Code Section 162(m). For purposes of this Plan, the term ''Qualifying Performance Criteria'' shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee in the
Award: (i) cash flow, (ii) earnings per share (including earnings before interest, taxes and amortization), (iii) stock price, (iv) return on equity, (v) total stockholder return, (vi) return on capital, (vii)return on assets or net assets, (viii) revenue, (ix) income or net income, (x) operating income or net operating income, (xi) operating profit or net operating profit, (xii) operating margin, (xiii) return on operating revenue, and (xiv) market share.


  Section 4.   Stock Subject to Plan

  (a) Subject to adjustment as provided in Section 7 hereof, at any time, the aggregate number of Shares issued and issuable pursuant to all Awards (including all Incentive Stock Options) granted under this Plan shall not exceed 1,000,000, provided, however, that on April 1 of each of the years 1997, 1998, 1999, 2000 and 2001, such maximum number shall be increased by a number equal to two percent (2%) of the number of Common Shares issued and outstanding on each of such dates (with respect to any date, such maximum number shall be referred to herein as the ''Share Limitation''). Such maximum number does not include the number of Shares subject to the unexercised portion of any Incentive Stock Option granted under this Plan that expires or is terminated.

  (b) Subject to adjustment as provided in Section 7 hereof, the aggregate number of Shares subject to Awards granted during any calendar year to any one Eligible Person (including the number of shares involved in Awards having a value derived from the value of Shares) shall not exceed 500,000.


  (c) The aggregate number of Shares issued under this Plan at any time shall equal only the number of shares actually issued upon exercise or settlement of an Award and not settled in cash or returned to the Company upon forfeiture of an Award or in payment or satisfaction of the purchase price, exercise price or tax withholding obligation of an Award.


  Section 5.   Nature and Duration of Plan

  (a) This Plan is intended to constitute an unfunded arrangement for a select group of management or other key employees.

  (b) No Awards shall be made under this Plan after the fifth anniversary of the Effective Date of the Plan (as provided in Section 9). Although Shares may be issued after the fifth anniversary of the Effective Date pursuant to Awards made prior to such date, no Shares shall be issued under this Plan after the fifteenth anniversary of the Effective Date.

  Section 6.   Administration of Plan

  (a) This Plan shall be administered by one or more committees of the Board (any such committee, the ''Committee''). If no persons are designated by the Board to serve on the Committee, the Plan shall be administered by the Board and all references herein to the Committee shall refer to the Board. The Board shall have the discretion to appoint, add, remove or replace members of the Committee, and shall have the sole authority to fill vacancies on the Committee. Unless otherwise provided by the Board: (i) with respect to any Award for which such is necessary and desired for such Award to be exempted by Rule 16b-3 of the Exchange Act, the Committee shall consist of the Board of directors or of two or more directors each of whom is a ''non-employee director'' (as such term is defined in Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time), (ii) with respect to any Award that is intended to qualify as ''performance-based compensation'' under
Section 162(m) of the Code, the Committee shall consist of two or more directors, each of whom is an ''outside director'' (as such term is defined under Section 162(m) of the Code), and (iii) with respect to any other Award, the Committee shall consist of one or more directors (any of whom also may be an employee who has been granted or is eligible to be granted Awards under the Plan).

  (b) Subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan with respect to the Awards over which such Committee has authority, including, without limitation, the following:

  (i) adopt, amend and rescind rules and regulations relating to this Plan;

  (ii) determine which persons are Eligible Persons and to which of such Eligible Persons, if any, and when Awards shall be granted hereunder;

  (iii) grant Awards to Eligible Persons and determine the terms and conditions thereof, including the number of Shares subject thereto and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events (including events which the Board or the Committee determine constitute a change of control), or other factors;

  (iv) at any time cancel an Award, with or without the consent of the holder thereof, and grant a new Award to such holder in lieu thereof, which new Award may be the same or a different type of Award, may be for a greater or lesser number of Shares, may have a higher or lower exercise or settlement price and otherwise may have similar or dissimilar terms to the cancelled Award;

  (v) determine whether, and the extent to which adjustments are required pursuant to Section 7 hereof; and

  (vi) interpret and construe any terms and conditions of, and define any terms used in, this Plan, any rules and regulations under the Plan and/or any Award granted under this Plan.

  All decisions, determinations, and interpretations of the Committee shall be final and conclusive upon any Eligible Person to whom an Award has been granted and to any other person holding an Award.

  (c) The Committee may, in the terms of an Award or otherwise, temporarily suspend the exercisability of an Award and/or the issuance of Shares under an Award if the Committee determines that securities law or other considerations so warrant.


  Section 7.   Adjustments

  If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of shares or securities, or if cash, property or shares or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Awards theretofore granted under this Plan other than Incentive Stock Options and the exercise or settlement price of such Awards, and (ii) the maximum number and type of shares or other securities that may be issued pursuant to such Awards thereafter granted under this Plan; provided, however, that notwithstanding the foregoing, (A) such aggregate number of Shares shall be subject to adjustment under this Section 7 only to the extent that such will not affect the status of any Award intended to qualify as ''performance based compensation'' under Section 162(m) of the Code; and (B) the maximum number and type of shares or other securities that may be acquired pursuant to Incentive Stock Options theretofore granted under this Plan and that may be subject to Incentive Stock Options thereafter granted under this Plan (which need not correspond to the maximum number and type of shares or other securities that may be issued pursuant to such Awards thereafter granted under this Plan) shall be determined under this
Section 7 in a manner consistent with the requirements for Incentive Stock Options.


  Section 8.   Amendment and Termination of Plan

  The Board may amend, alter or discontinue the Plan or any agreement evidencing an Award made under the Plan, but no amendment or alteration shall be made which would impair the rights of any Award holder, without such holder's consent, under any Award theretofore granted, provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any change of control (as defined, if applicable, in the agreement evidencing such Award) that such amendment or alteration is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated. The Committee may determine whether or not any amendment to a previously granted Award is, for purposes of the Plan, deemed to be a cancellation and new grant of the Award. Notwithstanding the foregoing, if an amendment to the Plan would affect the ability of Awards granted under the Plan to comply with any law, rule or regulation (including any rule of a self-regulatory organization), and if the Committee determines that it is necessary or desirable for any Awards theretofore or thereafter granted that are intended to comply with any such provision to so comply, the amendment shall be approved by the Company's stockholders to the extent required for such Awards to continue to comply with such law, rule or regulation.


  Section 9.   Effective Date of Plan

  The Effective Date of this Plan shall be the date upon which it is approved by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at the Company's annual meeting of stockholders.


  Section 10.   Compliance with Other Laws and Regulations

  The Plan, the grant and exercise of Awards thereunder, and the obligation of the Company to sell and deliver shares under such Awards, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of such shares under any federal or state law or issuance of any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.


  Section 11.   No Right to Company Employment

  Nothing in this Plan or as a result of any Award granted pursuant to this Plan shall confer on any individual any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate an individual's employment at any time. The agreement evidencing an Award may contain such provisions as the Committee may approve with respect to the effect of approved leaves of absence.

  Section 12.   Liability of Company

  The Company and any affiliate which is in existence or hereafter comes into existence shall not be liable to an Eligible Person or other persons as to:

  (a) The Non-Issuance of Shares.   The non-issuance or sale of shares as
to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

  (b) Tax Consequences.   Any tax consequence expected, but not realized,
by any Eligible Person or other person due to the issuance, exercise, settlement, cancellation or other transaction involving any Award granted hereunder.


  Section 13.   Governing Law

  This Plan and any Awards and agreements hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law.

  IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing by directors of the Company, International Technology
Corporation has caused these presents to be duly executed in its name and behalf by its proper officers thereunto duly authorized as of this 20th day of November, 1996.


                           INTERNATIONAL TECHNOLOGY CORPORATION

                                          /s/
                           _____________________________________
                           Anthony J. DeLuca
                           President and
                           Acting Chief Executive Officer



ATTEST:


      /s/
_____________________
James G. Kirk
Secretary

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